EXHIBIT 4


                            Essex International Inc.

                                  Common Stock
                          (par value of $.01 per share)

                             Underwriting Agreement
                             (International Version)

                                                               April 17, 1997


Goldman Sachs International,
Smith Barney Inc.,
Donaldson, Lufkin & Jenrette
 Securities Corporation,
Lehman Brothers International (Europe),
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB, England.

Ladies and Gentlemen:

         Essex International Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 600,000 shares of Common Stock, par value $.01 per share ("Stock"), of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters (a) an aggregate of 257,456 shares of Stock and (b) an aggregate of 440,701 warrants to purchase shares of Stock and, at the election of the Underwriters, up to (a) 138,357 additional shares of Stock and
(b) 51,435 additional warrants to purchase shares of Stock. The aggregate of 857,456 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares", the aggregate of 440,701 warrants to be sold by certain Selling Stockholders is herein called the "Firm Warrants", the aggregate of 138,357 additional shares to be sold by certain Selling Stockholders is herein called the "Optional Shares" and the aggregate of 51,435 additional warrants to be sold by certain Selling Stockholders is herein called the "Optional Warrants". The Firm Warrants and the Optional Warrants that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the Warrants, and the Firm Shares, the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof and the shares of Stock to be issued upon redemption of the Warrants by the Company as hereinafter provided are herein collectively called the "Shares".

         It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for (a) the sale by the Company and certain Selling Stockholders of up to a total of 3,983,250 shares of Stock and (b) the sale by certain Selling Stockholders of up to a total of 1,968,545 warrants (the shares of Stock referred to in (a), together with the Shares of Stock to be issued upon redemption of the warrants by the Company, are herein collectively referred to as the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. are acting

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as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by Goldman Sachs International, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe), the Lead Managers hereunder, with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Sec tion 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, including any shares of Stock to be issued by the Company upon the redemption of the Warrants, references hereinafter to the Warrants shall include all the warrants which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement and references herein to any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to the "Warrants" shall be to the Warrants hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

         1. The Company and each of the several Selling Stockholders hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $15.98, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from the Company and all the Selling Stockholders hereunder, (b) certain Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholders, at a purchase price of $10.6077684 per Warrant, the number of Firm Warrants (to be adjusted by you so as to eliminate the redemption of a Warrant for a fractional share) determined by multiplying the

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aggregate number of Firm Warrants to be sold by such Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Warrants to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule
I hereto and the denominator of which is the aggregate number of all Firm Warrants to be purchased by all the Underwriters from such Selling Stockholders and (c) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares and Optional Warrants as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 or at the purchase price per Warrant set forth in clause (b) of this Section 2, that portion of the number of Optional Shares and Optional Warrants as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares and the redemption of a Warrant for a fractional share) determined (i) in the case of Optional Shares, by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder and (ii) in the case of Optional Warrants, by multiplying such number of Optional Warrants by a fraction the numerator of which is the maximum number of Optional Warrants which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Warrants that all of the Underwriters are entitled to purchase hereunder.

         Each of the Selling Stockholders, as and to the extent indicated in
Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 138,357 Optional Shares and up to 51,435 Optional Warrants, at the purchase price per share or per Warrant set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares (including for this purpose all of the shares of Stock to be received upon redemption of the Firm Warrants). Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto, it being understood that for the purpose of this calculation the Optional Warrants shall be treated as if they had been redeemed for shares of Stock and that the Optional Shares and the Optional Warrants shall be purchased in the same proportion as the total number of Optional Shares bears to the total number of shares of Stock to be received upon redemption of all the Optional Warrants. Any such election to purchase Optional Shares and Optional Warrants may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares and Optional Warrants to be purchased and the date on which such Optional Shares and Optional Warrants are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

         3. Upon the authorization by GSI of the release of the Firm Shares (including for this purpose all the shares of Stock to be received upon redemption of the Firm Warrants), the several Underwriters propose to offer the Firm Shares (including for this purpose all the shares of Stock to be received upon redemption of the Firm Warrants) for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.


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         4. (a) The Shares and Warrants to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks or by wire transfer, payable to the order of the Company and the Custodian in Federal Funds (same day). The delivery of the Shares to Goldman, Sachs & Co. pursuant to the prior sentence may be made, at the option of Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"). The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares and the Firm Warrants, 9:30 a.m., New York City time, on April 23, 1997 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares and the Optional Warrants, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares and the Optional Warrants, or such other time and date as Goldman, Sachs & Co. and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares and the Firm Warrants is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares and the Optional Warrants, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 of the U.S. Underwriting Agreement, including the cross-receipt for the Shares and the Warrants and any additional documents requested by the Underwriters pursuant to Section 8(l) of the U.S. Underwriting Agreement will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         6. The Company, each of the Selling Stockholders, and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company, and the Selling Stock holders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder

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theretofore to be performed, and additional conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         8. (a) The Company and Essex Group, Inc. ("Essex"), jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Essex shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein.

         (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by

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such Underwriter through GSI expressly for use therein; and will reimburse the
Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and, if the Company or Essex is an indemnifying party, counsel to the Company or Essex), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropri ate to reflect not only such relative benefits but also the relative fault of the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the state ments or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, Essex and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Essex or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative

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intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Essex, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in con nection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, Essex and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company, Essex and the respective Selling Stockholders may otherwise have, including, without limitation, under the Registration Rights Agreement and the Management Stockholders Agreement, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         (g) Notwithstanding the other provisions of this Section 8, the liability or required contribution of any Selling Stockholder pursuant to this
Section 8 shall not exceed the sum of (i) the product of the number of Shares (excluding any shares of Stock underlying the Warrants) sold by such Selling Stockholder, including any Optional Shares, and the initial public offering price of the Shares as set forth in the Prospectus and (ii) the product of the number of Warrants sold by such Selling Stockholder, including any Optional Warrants, to the Underwriters and the purchase price per Warrant set forth in
Section 2(b).

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term

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"Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (d) For the purposes of clarity, all references in this Section 9 to the Shares shall be deemed to refer to and include the shares of Stock underlying any Warrants to be purchased.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholders, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason, any Shares or Warrants are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and Warrants not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares and Warrants not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the representatives of the Underwriters; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Essex and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14.  Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be furnished to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                     Very truly yours,

                                     Essex International Inc.



                                     By:  /s/ Debra F. Minott
                                          Name:  Debra F. Minott
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary


                                     Essex Group, Inc.



                                     By:  /s/ Debra F. Minott
                                          Name:  Debra F. Minott
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary


                                     GS Capital Partners, L.P.
                                     Stone Street Fund 1992, L.P.
                                     Bridge Street Fund 1992, L.P.



                                     By:  /s/ Richard A. Friedman
                                          Name:  Richard A. Friedman
                                          Title:  Attorney-in-Fact


                                     DLJ International Partners, C.V.
                                     DLJ Merchant Banking Partners, L.P.
                                     DLJ Merchant Banking Funding, Inc.
                                     DLJ First ESC LLC



                                     By:  /s/ Claire M. Power
                                          Name:  Claire M. Power
                                          Title:  Assistant Secretary

                                     Chase Equity Associates



                                     By:  /s/ Brian J. Richmand
                                          Name:  Brian J. Richmand
                                          Title:  Attorney-in-Fact


                                     John L. Cox
                                     Stanley C. Craft
                                     David O. McMahan
                                     Frederick M. Zinser



                                     By:  /s/ Debra F. Minott
                                        Name:  Debra F. Minott
                                               Attorney-in-Fact


Accepted as of the date hereof:

Goldman Sachs International
Smith Barney Inc.
Donaldson, Lufkin & Jenrette
 Securities Corporation
Lehman Brothers International (Europe)

By: Goldman Sachs International



By:  /s/ Steven C. Fletcher
      (Attorney-in-Fact)
On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                                        Number of
                                                                                     Number of           Optional
                                                                  Total Number    Optional Shares     Warrants to be
                                               Total Number of      of Firm       to be Purchased      Purchased if
                                                Firm Shares to   Warrants to be      if Maximum       Maximum Option
                 Underwriter                     be Purchased      Purchased      Option Exercised      Exercised



Goldman Sachs International.......                   274,386          141,025           44,275            16,460
Smith Barney Inc..................                   274,386          141,024           44,274            16,459
Donaldson, Lufkin & Jenrette
 Securities Corporation...........                   154,342           79,326           24,904             9,258
Lehman Brothers International
(Europe)..........................                   154,342           79,326           24,904             9,258
                                                 -----------      -----------      -----------       -----------
                  Total...........                   857,456          440,701          138,357            51,435
                                                 ===========      ===========      ===========       ===========


                                   SCHEDULE II


                                                                                        Number of            Number of
                                                                                    Optional Shares to       Optional
                                                Total Number     Total Number of        be Sold if         Warrants to be
                                               of Firm Shares     Firm Warrants       Maximum Option      Sold if Maximum
                                                 to be sold         to be Sold           Exercised        Option Exercised



The Company..............................          600,000                  0                    0                    0

The Selling Stockholders:
  GS Capital Partners, L.P.(a)...........           11,547            218,507               79,492                    0
  Stone Street Fund 1992, L.P.(a)........              156              3,496                1,071                    0
  Bridge Street Fund 1992, L.P.(a).......               94              2,107                  645                    0
  DLJ International Partners, C.V.(b)....          130,391                  0               30,965                    0
  DLJ Merchant Banking Partners,
        L.P.(c)..........................                0            119,174                    0               28,301
  DLJ Merchant Banking Funding,
         Inc.(c).........................                0             57,899                    0               13,749
  DLJ First ESC LLC(c)...................                0             39,518                    0                9,385
  Chase Equity Associates(d)............            75,519                  0               26,184                    0
  John L. Cox(e).........................            5,000                  0                    0                    0
  Stanley C. Craft(e)....................           15,000                  0                    0                    0
  David O. McMahan(e)....................            3,749                  0                    0                    0
  Frederick M. Zinser(e).................           16,000                  0                    0                    0
                                                   -------            -------              -------              -------
         Total...........................          857,456            440,701              138,357               51,435
                                                   =======            =======              =======              =======


         (a) This Selling Stockholder is represented by David J. Greenwald, 85 Broad Street, New York, NY 10004 and has appointed Richard A. Friedman and Joseph H. Gleberman, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
         (b) This Selling Stockholder is represented by Michael A. Boyd, 277 Park Avenue, New York, NY 10172 and De Brauw Blackstone Westbroek, 712 Fifth Avenue, New York, NY 10019 and has appointed Ivy B. Dodes and Nichole Arnaboldi, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
         (c) This Selling Stockholder is represented by Michael A. Boyd, 277 Park Avenue, New York, NY 10172 and has appointed Ivy Dodes and Nichole Arnaboldi, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
         (d) This Selling Stockholder is represented by White & Case, 1155 Avenue of the Americas, New York, NY 10036 and has appointed Brian J. Richmand and John M.B. O'Connor, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
         (e) This Selling Stockholder has appointed Steven R. Abbott, David A. Owen and Debra F. Minott, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.


                                     - 13 -